Exhibit 23.1







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-______) pertaining to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries of our report dated January 26, 1995, with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                       ERNST & YOUNG LLP



Stamford, Connecticut
June 27, 1995